EXHIBIT 8.2

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: (212) 906-1200 Fax: (212) 751-4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Boston	New York
	Brussels	Northern Virginia
	Chicago	Orange County
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December 20, 2005	Hong Kong	San Francisco
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	Los Angeles	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	New Jersey	Washington, D.C.
Dex Media, Inc.
198 Inverness Drive West
Englewood, Colorado 80112

Re:	Material U.S. Federal Income Tax Consequences
Ladies and Gentlemen:
     We are acting as tax counsel to Dex Media, Inc., a Delaware corporation (the “Company”) in connection with the proposed merger (the “Merger”) of the Company with and into Forward Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of R.H. Donnelley Corporation (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of October 3, 2005 (the “Merger Agreement”), by and among Parent, Merger Sub, and the Company. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.
     In connection with the joint filing by Parent and the Company of a registration statement (the “Registration Statement”) on Form S-4, which includes the joint proxy statement/prospectus relating to the Merger Agreement, the Company has requested our opinion regarding certain United States federal income tax consequences of the Merger. In providing our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in (i) the Merger Agreement, (ii) the Registration Statement to be filed by Parent and the Company with the Securities and Exchange Commission, to which this opinion appears as an exhibit, (iii) the certificates that will be delivered to us at the effective time of the Merger by officers of the Company, Merger Sub and Parent (the “Officers’ Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.
     In addition, we have assumed that:
     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

December 20, 2005

     2. The Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement;
     3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects, and no such actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete in any material respect; and
     4. Any statements made in any of the documents referred to herein which are qualified by the limitation “to the knowledge of” or which are otherwise similarly qualified are correct and will continue to be true, correct and complete at all times up to and including the Closing Date, in each case without qualification.
     If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement and Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.
          Based on such facts, assumptions and representations and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.
          No opinion is expressed as to any matter not discussed herein.
          This opinion represents and is based upon our best judgment regarding the application of U.S. federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you or your shareholders of any new developments in the application or interpretation of the United States federal income tax laws after the effectiveness of the Registration Statement.
          This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP